PROMISSORY NOTE

$400,000                                                       August 15, 1999
                                                            New Kent, Virginia

     FOR VALUE RECEIVED, the undersigned, Colonial Downs, L.P., a Virginia limited partnership ("Maker"), promises to pay, without offset, to the order of CD Entertainment Ltd. (d/b/a in Virginia as CD Entertainment Ltd., LLC), an Ohio limited liability company, its successors, assigns, or other holder ("Noteholder"), at 1231 Main Avenue, Cleveland, Ohio 44113, or such place as Noteholder may designate in writing, the principal sum of FOUR HUNDRED THOUSAND DOLLARS ($400,000), together with interest on the indebtedness evidenced by this promissory note ("Note") as hereinafter provided.

1.  Payment.

     (a) The outstanding principal indebtedness as evidenced by the Note shall accrue interest from the date hereof until paid in full at a rate per annum equal to the Noteholders' cost of funds, as adjusted from time to time, plus one-half percent. Noteholder shall provide written evidence reasonably satisfactory to the Maker of the Noteholders' cost of funds. Any amount not paid within five (5) days of when due under this Note shall bear interest until paid in full at a rate per annum equal to the prime rate as listed in THE WALL STREET JOURNAL plus four percent (4%).

     (b) Interest shall be due and payable on or before the fifth (5th) day of the month following the end of each calendar quarter, beginning on January 5, 2000, for the quarter ending December 31, 1999. The principal balance of the Note and any accrued but unpaid interest shall be due and payable in full on or before August 14, 2001. Payments hereunder (including any prepayments) shall be applied first to costs and expenses of collection, then to accrued interest hereunder and then to the reduction of principal.

2.  Prepayment; Events of Default.

     (a) Maker shall have the right to prepay the outstanding balance, in whole or in part, without premium or penalty.

     (b) Any of the following shall constitute an "Event of Default" hereunder: (i) failure to pay any amount due under this Note which is not cured in full within ten (10) days after its due date, (ii) any failure or breach of any of the other covenants, agreements or conditions of this Note, which is not cured within ten (10) days of written notice of such failure or breach to Maker, (iii) Maker's admission in writing that it is unable to pay its debts as they become due, (iv) any assignment by Maker for the benefit of its creditors, (v) Maker's filing a voluntary petition in bankruptcy or under any other insolvency laws, or (vi) Maker's having filed against it an involuntary petition in bankruptcy or under any other insolvency laws not dismissed within ninety (90) days after filing. Upon the occurrence of an Event of Default, the entire outstanding principal balance hereof and all interest accrued thereon shall become due and payable immediately at the election of Noteholder, without notice.

3.  Miscellaneous.

     (a) No delay or omission by the Noteholder in exercising any right or power hereunder shall impair such right or power or be a waiver of any default or an acquiescence therein. Any single or partial exercise of any such right or power shall not preclude any other or further exercise thereof or the exercise of any other right or power. No waiver shall be valid unless in writing, signed by the Noteholder, and then only to the extent specifically set forth in such writing. All remedies hereunder or by law afforded shall be cumulative and shall be available to the Noteholder until the indebtedness evidenced hereby shall be paid in full.

     (b) Presentation, demand, protest, notices of dishonor and of protest, the benefits of the homestead exemption and all defenses and pleas on the ground of any extension or extensions of the time for payment or the due dates of this Note, in whole or in part, before or after maturity, with or without notice, are waived by Maker and are jointly and severally waived by any and all endorsers, sureties, guarantors and assumers hereof.

     (c) The Maker shall be liable for any and all costs and expenses of collection of the interest and principal and any other amounts required to be paid hereunder, including, without limitation, reasonable attorneys' fees and costs, arising by virtue of an Event of Default.

     (d) This Note shall be governed by and construed under the laws of the Commonwealth of Virginia, without regard to its conflict of laws provisions.

                 Maker: COLONIAL DOWNS, L.P., a Virginia limited partnership

                    By: Stansley Racing Corp., General Partner  [SEAL]

                    By: /s/  Ian M. Stewart
                        -------------------------
                        Ian M. Stewart, President